UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2019

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Blvd., Suite 230 Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CATS	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On September 24, 2019 (the “Closing Date”), Catasys, Inc. (the “Company”)  entered into a Note Purchase Agreement (the “Note Purchase Agreement”), by and among the Company, certain subsidiaries of the Company party thereto as guarantors, Goldman Sachs Specialty Lending Holdings, Inc. and any other purchasers party thereto from time to time (collectively, the “Purchaser”) and Goldman Sachs Specialty Lending Group, L.P., as collateral agent, in connection with the sale of senior secured notes of the Company in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Under the Note Purchase Agreement, the Company agreed to sell to the Purchaser up to $45.0 million aggregate principal amount of senior secured notes (the “Notes”), which bear interest at either a floating rate plus an applicable margin in the case of Notes subject to cash interest payments or a floating rate plus a slightly higher applicable margin in the case of Notes as to which current interest has been capitalized during the first twelve months following the Closing Date, at the Company’s option. The applicable margins are subject to stepdowns, in each case, following the achievement of certain financial ratios. On the Closing Date, the Company sold an aggregate of $35.0 million in principal amount of Notes as to which it elected the cash interest payment option and, subject to the achievement of threshold trailing six month annualized revenue targets and certain other conditions, the Purchaser is obligated to purchase up to an additional $10.0 million in principal amount of Notes during the period from the Closing Date until the second anniversary thereof. The entire principal amount of the Notes is due and payable on the fifth anniversary of the Closing Date (the “Maturity Date”) unless earlier redeemed upon the occurrence of certain mandatory prepayment events, including with the proceeds of equity or debt issuances, 50% of excess cash flow, asset sales and the amount by which total debt exceeds an applicable leverage multiple.

The Company’s obligations under the Note Purchase Agreement are unconditionally guaranteed by certain of the Company’s subsidiaries and secured by a lien on substantially all of the present and future property and assets of the Company and such subsidiaries, in each case, subject to customary exceptions and exclusions.

The Note Purchase Agreement contains customary covenants, including, among others, covenants that restrict the Company’s ability to incur debt, grant liens, make certain investments and acquisitions, pay dividends, repurchase equity interests, repay certain debt, amend certain contracts, enter into affiliate transactions and asset sales or make certain equity issuances, and covenants that require the Company to, among other things, provide annual, quarterly and monthly financial statements, together with related compliance certificates, maintain its property in good repair, maintain insurance and comply with applicable laws. The Note Purchase Agreement also includes covenants with respect to the Company’s maintenance of certain financial ratios, including a fixed charge coverage ratio, leverage ratio and consolidated liquidity as well as minimum levels of consolidated adjusted EBITDA and revenue.

The Note Purchase Agreement contains customary events of default, including, among others, payment default, bankruptcy events, cross-default, breaches of covenants and representations and warranties, change of control, judgment defaults and an ownership change within the meaning of Section 382 of the Internal Revenue Code. In the case of an event of default, the Purchaser may, among other remedies, accelerate the payment of all obligations under the Notes.

Any prepayment of the Notes or reduction of the purchase commitments made on or prior to the second anniversary of the Closing Date must be accompanied by a yield maintenance premium and on or prior to the third anniversary of the Closing Date must be accompanied by a prepayment premium.

On September 24, 2019, the Company used the net cash proceeds from the issuance of Notes to pay in full its obligations under (i) an amended and restated venture loan and security agreement with Horizon Technology Finance Corporation regarding $15.0 million in indebtedness, and (ii) a loan and security agreement in connection with a $2.5 million receivables financing facility with Corporate Finance, a division of Heritage Bank of Commerce, and to pay certain related fees, costs and expenses.

The Notes and the related guarantees have not been registered under the Securities Act, and have been offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Notes and the related guarantees may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Form of Senior Secured Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the Note Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Purchase Warrant for Common Shares

On the Closing Date, the Company issued to Special Situations Investing Group II, LLC (the “Holder”), a Purchase Warrant for Common Shares (the “Warrant”) pursuant to which the Holder may purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”) in an aggregate amount of up 173,255 shares (the “Warrant Shares”). The Warrant was issued to the Holder at a purchase price of $25,000 in a private placement exempt from registration under the Securities Act. The Warrant Shares represent approximately one percent (1%) of the common stock outstanding as of the date of the Warrant.

The Warrant may be exercised by the Holder at an exercise price equal to $17.32 and will expire on September 24, 2026. The Warrant contains standard adjustment provisions in the event of additional stock issuances below the exercise price of the warrant, stock splits, combinations, rights offerings and similar transactions. The Holder will not have the right to exercise any portion of the Warrant if the Holder would beneficially own in excess of 4.9% of the Common Shares outstanding immediately after giving effect to such exercise, which percentage may, however, be raised or lowered, at the option of the Holder upon at least 61 days’ prior notice to the Company, or the amount permissible under NASDAQ rules unless such issuance is approved by a majority of the Company’s stockholders. The Warrant requires the Company to obtain such approval from its stockholders.

The Warrant provides the Holder with a right to notice of certain specified corporate actions, including the selection of a record date for dividends or distributions. The Warrant also grants certain preemptive rights, information rights, registration rights and indemnification rights to the Holder.

The Warrant can be exercised for cash or on a cashless basis. The cash proceeds from the issuance of the Warrant and any exercise of the Warrant for cash will be used by the Company for general corporate purposes.

The Warrant issued on the Closing Date has not been registered under the Securities Act, and has been offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Warrant may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Warrant for Common Shares, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference

.

Item 1.02     Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03     Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01.          Regulation FD Disclosure.

On September 24, 2019, the Company issued a press release announcing the closing of the Notes transaction. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.           Financial Statements and Exhibits.

(d)     Exhibits.

No.	Description

4.1	Form of Senior Secured Note

4.2	Purchase Warrant for Common Shares issued in favor of Special Situations Investing Group II, LLC , dated September 24, 2019

10.1

Note Purchase Agreement, dated as of September 24, 2019, by and among Catasys, Inc., certain of its subsidiaries party thereto as guarantors, Goldman Sachs Specialty Lending Goup, LP, as purchaser and any other purchasers party thereto from time to time and Goldman Sachs Specialty Lending Group, LP, as collateral agent

99.1	Press Release dated September 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: September 25, 2019	By:	/s/ Christopher Shirley
Christopher Shirley
Chief Financial Officer